Exhibit 99.1

Inseego Reports Fourth Quarter and Full Year 2019 Financial Results
Signed 5G product agreements with leading mobile network operators worldwide, exceeding 2019 target
5G trials with 20 global mobile network operators
Significantly strengthened balance sheet

SAN DIEGO—March 11, 2020—Inseego Corp. (Nasdaq: INSG) (the “Company”), a pioneer in 5G and intelligent IoT device-to-cloud solutions, today reported its results for the fourth quarter and full year ended December 31, 2019. The Company reported fourth quarter revenue of $52.3 million, GAAP operating loss of $8.7 million, GAAP net loss of $13.1 million, net loss of $0.17 per share, negative adjusted EBITDA of $1.7 million and non-GAAP net loss of $0.10 per share. Cash and cash equivalents at year end was $12.1 million. On a full-year basis, 2019 revenue was $219.5 million, an 8.4% increase year-over-year.
“2019 was a year of historic progress for Inseego. We launched our first-to-market 5G products, recognized nearly $11 million of 5G revenue and signed 5G product agreements with leading mobile network operators in North America, Europe, the Middle East and Asia Pacific, exceeding our target for the year. This sets the stage for growth in the second half of 2020 with our second-generation portfolio of secure, enterprise-grade 5G products for fixed wireless, mobile and IoT edge applications,” said Chairman and CEO Dan Mondor. “With the actions we’ve taken to strengthen the balance sheet, we’re extremely well positioned to capitalize on the unprecedented global opportunities that 5G presents.”
Corporate Highlights
- 5G trials underway with 20 leading mobile operators worldwide
- Recently closed $25 million private placement transaction with Mubadala, providing capital to support global 5G strategy

-	Significantly strengthened balance sheet in Q1 2020, reducing debt by $60 million through convertible note exchanges, and reduced aggregate annual cash interest payments by approximately $7.8 million
IoT & Mobile Solutions

-	2019 full year revenue of $154.2 million, Q4 2019 revenue of $35.5 million.
- Signed 5G agreements with leading mobile network operators in North America, Europe, the Middle East and Asia-Pacific for fixed wireless access and mobile products

-	Recognized nearly $11 million of 5G revenue in 2019
- Launched 5G MiFi® mobile hotspot with Vodafone Qatar
- Launched 4G LTE Cat M1 tracker with Telstra (Australia)
Enterprise SaaS Solutions

-	2019 full year revenue of $65.3 million, Q4 2019 revenue of $16.9 million

-	Ctrack fleet unit bookings grew approximately 36% year-over-year

-	Launched new Ctrack Pegasus cloud platform and SMB-focused Clarity application in the first quarter

-	The DMS subscription management solution continues to be a strategic product that grew 33% year-over-year

“We strengthened the balance sheet by converting $60 million of debt into equity and modified the terms of the senior note, reducing annual cash interest payments by $7.8 million. We’re very pleased with the vote of confidence from Mubadala Capital and their $25 million investment,” said EVP and CFO Steve Smith. “We’re now focused on converting our 2019 design wins into network deployments.”

Conference Call Information
Inseego will host a conference call and live webcast for analysts and investors today at 5:00 p.m. ET. A Q&A session with analysts will be held live directly after the prepared remarks. To access the conference call:

•	In the United States, call 1-844-881-0135

•	International parties can access the call at 1-412-317-6727
An audio replay of the conference call will be available beginning one hour after the call, through March 25, 2020. To hear the replay, parties in the United States may call 1-877-344-7529 and enter access code 10134259 followed by the # key. International parties may call 1-412-317-0088. In addition, the Inseego Corp. press release will be accessible from the Company’s website before the conference call begins.
About Inseego Corp.
Inseego Corp. (Nasdaq: INSG) is an industry pioneer in 5G and intelligent IoT device-to-cloud solutions that enables high performance mobile applications for large enterprise verticals, service providers and small-medium businesses around the globe. Our product portfolio consists of Enterprise SaaS Solutions and IoT & Mobile Solutions, which together form the backbone of compelling, intelligent, reliable and secure IoT services with deep business intelligence. Inseego powers mission critical applications with a “zero unscheduled downtime” mandate, such as asset tracking, fleet management, industrial IoT, SD WAN failover management and mobile broadband services. Our solutions are powered by our key innovations in purpose-built SaaS cloud platforms, IoT and mobile technologies including the newly emerging 5G technology. www.inseego.com #Putting5GtoWork.
Cautionary Note Regarding Forward-Looking Statements
Some of the information presented in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In this context, forward-looking statements often address expected future business and financial performance and often contain words such as “may,” “estimate,” “anticipate,” “believe,” “expect,” “intend,” “plan,” “project,” “will” and similar words and phrases indicating future results. The information presented in this news release related to our future business outlook, the future demand for our products, as well as other statements that are not purely statements of historical fact, are forward-looking in nature. These forward-looking statements are made on the basis of management’s current expectations, assumptions, estimates and projections and are subject to significant risks and uncertainties that could cause actual results to differ materially from those anticipated in such forward-looking statements. We therefore cannot guarantee future results, performance or achievements. Actual results could differ materially from our expectations.
Factors that could cause actual results to differ materially from the Company’s expectations include: (1) the future demand for wireless broadband access to data and asset management software and services; (2) the growth of wireless wide-area networking and asset management software and services; (3) customer and end-user acceptance of the Company’s current product and service offerings and market demand for the Company’s anticipated new product and service offerings; (4) increased competition and pricing pressure from participants in the markets in which the Company is engaged; (5) dependence on third-party manufacturers and key component suppliers worldwide; (6) the impact that new or adjusted tariffs may have on the cost of components or our products, and our ability to sell products internationally; (7) the impact of fluctuations of foreign currency exchange rates; (8) the impact of geopolitical instability on our ability to source components and manufacture our products; (9) unexpected liabilities or expenses; (10) the Company’s ability to introduce new products and services in a timely manner, including the ability to develop and launch 5G products at the speed and functionality required by our customers; (11) litigation, regulatory and IP developments related to our products or components of our products; (12) dependence on a small number of customers for a significant portion of the Company’s revenues; (13) the Company’s ability to raise additional financing when the Company requires capital for operations or to satisfy corporate obligations; and (14) the Company’s plans and expectations relating to acquisitions, divestitures, strategic relationships, international expansion, software and hardware developments, personnel matters and cost containment initiatives, including restructuring activities and the timing of their implementation; (15) the potential impact of COVID-19 on the business.
These factors, as well as other factors set forth as risk factors or otherwise described in the reports filed by the Company with the SEC (available at www.sec.gov), could cause actual results to differ materially from those expressed in the Company’s forward-looking statements. The Company assumes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future, except as otherwise required pursuant to applicable law and our on-going reporting obligations under the Securities Exchange Act of 1934, as amended.

Non-GAAP Financial Measures
Inseego Corp. has provided financial information in this news release that has not been prepared in accordance with GAAP. Non-GAAP operating expenses, adjusted EBITDA, net loss and net loss per share exclude share-based compensation expense, amortization of intangible assets purchased through acquisitions, amortization of discount and issuance costs related to the Company’s convertible senior notes and term loan, restructuring charges, net of recoveries, and non-recurring legal and other expenses. Adjusted EBITDA also excludes interest, taxes, depreciation and amortization (unrelated to acquisitions, the convertible senior notes and the term loans) and foreign currency transaction gains and losses.
Non-GAAP operating expenses, adjusted EBITDA, net loss and net loss per share are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. These non-GAAP financial measures have limitations as an analytical tool and are not intended to be used in isolation or as a substitute for operating expenses, net loss, net loss per share or any other performance measure determined in accordance with GAAP. We present non-GAAP operating expenses, adjusted EBITDA, net loss and net loss per share because we consider each to be an important supplemental measure of our performance.
Management uses these non-GAAP financial measures to make operational decisions, evaluate the Company’s performance, prepare forecasts and determine compensation. Further, management believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing the Company’s performance when planning, forecasting and analyzing future periods. Share-based compensation expenses are expected to vary depending on the number of new incentive award grants issued to both current and new employees, the number of such grants forfeited by former employees, and changes in the Company’s stock price, stock market volatility, expected option term and risk-free interest rates, all of which are difficult to estimate. In calculating non-GAAP operating expenses, adjusted EBITDA, net loss and net loss per share, management excludes certain non-cash and one-time items in order to facilitate comparability of the Company’s operating performance on a period-to-period basis because such expenses are not, in management’s view, related to the Company’s ongoing operating performance. Management uses this view of the Company’s operating performance for purposes of comparison with its business plan and individual operating budgets and in the allocation of resources.
The Company further believes that these non-GAAP financial measures are useful to investors in providing greater transparency to the information used by management in its operational decision-making. The Company believes that the use of non-GAAP operating expenses, adjusted EBITDA, net loss and net loss per share also facilitates a comparison of our underlying operating performance with that of other companies in our industry, which use similar non-GAAP financial measures to supplement their GAAP results.
In the future, the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items in the presentation of our non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring. Investors and potential investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. The limitations of relying on non-GAAP financial measures include, but are not limited to, the fact that other companies, including other companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting their usefulness as a comparative tool.
Investors and potential investors are encouraged to review the reconciliation of our non-GAAP financial measures contained within this news release with our GAAP financial results.

Inseego Corp.
Media Contact:
Anette Gaven
+1 (619) 993-3058
Anette.Gaven@inseego.com
or
Investor Relations Contact:
Joo-Hun Kim
MKR Group
+1 (212) 868-6760
joohunkim@mkrir.com

INSEEGO CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Net revenues:
IoT & Mobile Solutions	$35,477	$40,092	$154,167	$135,349
Enterprise SaaS Solutions	16,856	15,951	65,329	67,114
Total net revenues	52,333	56,043	219,496	202,463
Cost of net revenues:
IoT & Mobile Solutions	30,498	30,176	129,957	105,344
Enterprise SaaS Solutions	6,804	6,074	25,568	26,167
Impairment of abandoned product line, net of recoveries	—	—	—	355
Total cost of net revenues	37,302	36,250	155,525	131,866
Gross profit	15,031	19,793	63,971	70,597
Operating costs and expenses:
Research and development	8,525	5,332	23,853	20,593
Sales and marketing	8,145	6,070	28,914	23,027
General and administrative	6,231	6,691	27,267	25,325
Amortization of purchased intangible assets	846	860	3,421	3,624
Extinguishment of acquisition-related liabilities	—	—	—	(17,174)
Restructuring charges, net of recoveries	10	26	60	1,191
Total operating costs and expenses	23,757	18,979	83,515	56,586
Operating income (loss)	(8,726)	814	(19,544)	14,011
Other income (expense):
Interest expense, net	(5,045)	(5,084)	(20,381)	(20,444)
Other income (expense), net	417	(341)	351	(895)
Loss before income taxes	(13,354)	(4,611)	(39,574)	(7,328)
Income tax benefit (provision)	(257)	(370)	536	815
Net loss	(13,097)	(4,241)	(40,110)	(8,143)
Less: Net loss (income) attributable to noncontrolling interests	42	50	(15)	85
Net loss attributable to Inseego Corp.	(13,055)	(4,191)	(40,125)	(8,058)
Preferred stock dividend	(230)	—	(361)	—
Net loss attributable to common shareholders	$(13,285)	$(4,191)	$(40,486)	$(8,058)
Per share data:
Net loss per common share:
Basic and diluted	$(0.17)	$(0.06)	$(0.52)	$(0.12)
Weighted-average shares used in computation of net loss per common share:
Basic and diluted	80,447,679	73,579,670	78,322,496	66,104,376

INSEEGO CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31, 2019	December 31, 2018
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$12,074	$31,015
Restricted cash	—	61
Accounts receivable, net	19,656	20,633
Inventories, net	25,290	26,431
Prepaid expenses and other	7,117	6,212
Total current assets	64,137	84,352
Property, plant and equipment, net	10,756	6,698
Rental assets, net	5,385	5,769
Intangible assets, net	44,392	31,985
Goodwill	33,659	32,942
Right-of-use assets, net	2,657	—
Other assets	387	510
Total assets	$161,373	$162,256
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$26,482	$39,245
Accrued expenses and other current liabilities	17,861	13,024
DigiCore bank facilities	187	1,412
Total current liabilities	44,530	53,681
Long-term liabilities:
Convertible senior notes, net	101,334	93,054
Term loan, net	46,538	45,046
Deferred tax liabilities, net	3,949	4,457
Other long-term liabilities	2,380	2,543
Total liabilities	198,731	198,781
Stockholders’ deficit:
Preferred stock	—	—
Common stock	82	74
Additional paid-in capital	584,862	546,230
Accumulated other comprehensive loss	(3,879)	(4,877)
Accumulated deficit	(618,303)	(577,817)
Total stockholders’ deficit attributable to Inseego Corp.	(37,238)	(36,390)
Noncontrolling interests	(120)	(135)
Total stockholders’ deficit	(37,358)	(36,525)
Total liabilities and stockholders’ deficit	$161,373	$162,256

INSEEGO CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Cash flows from operating activities:
Net loss	$(13,097)	$(4,241)	$(40,110)	$(8,143)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	5,656	3,169	18,426	13,733
Provision for bad debts, net of recoveries	24	19	715	555
Provision for excess and obsolete inventory, net of recoveries	591	(179)	980	1,040
Share-based compensation expense	1,347	1,198	7,302	4,876
Amortization of debt discount and debt issuance costs	2,443	2,444	9,772	9,772
Deferred income taxes	(585)	18	(598)	14
Non-cash gain on extinguishment of acquisition-related liabilities	—	—	—	(17,174)
Other	(509)	795	840	2,022
Changes in assets and liabilities:
Accounts receivable	2,289	6,155	377	(6,883)
Inventories	(552)	(13,216)	(3,077)	(11,437)
Prepaid expenses and other assets	3,634	828	(901)	3,251
Accounts payable	(4,109)	8,767	(12,996)	9,646
Accrued expenses, income taxes, and other	(133)	(3,653)	1,271	(3,037)
Net cash provided by (used in) operating activities	(3,001)	2,104	(17,999)	(1,765)
Cash flows from investing activities:
Purchases of property, plant and equipment	(2,452)	(402)	(6,621)	(1,338)
Proceeds from the sale of property, plant and equipment	63	35	517	144
Additions to capitalized software development costs and purchases of intangible assets	(5,309)	(1,513)	(22,109)	(3,040)
Net cash used in investing activities	(7,698)	(1,880)	(28,213)	(4,234)
Cash flows from financing activities:
Gross proceeds received from issuance of Series E preferred stock	—	—	10,000	—
Gross proceeds received from private placement	—	—	—	19,661
Payment of issuance costs related to private placement	—	(500)	—	(500)
Principal payments on term loans	—	—	—	(500)
Proceeds from the exercise of warrants to purchase common stock	6,903	—	17,542	—
Net repayment of DigiCore bank and overdraft facilities	112	(250)	(1,047)	(1,453)
Principal payments under finance lease obligations	(227)	(490)	(1,022)	(977)
Principal payments on mortgage bond	—	(75)	—	(316)
Proceeds from stock option exercises and employee stock purchase plan, net of taxes paid on vested restricted stock units	1,739	730	1,996	1,752
Net cash provided by (used in) financing activities	8,527	(585)	27,469	17,667
Effect of exchange rates on cash	301	(171)	(259)	(1,851)
Net increase (decrease) in cash, cash equivalents and restricted cash	(1,871)	(532)	(19,002)	9,817
Cash, cash equivalents and restricted cash, beginning of period	13,945	31,608	31,076	21,259
Cash, cash equivalents and restricted cash, end of period	$12,074	$31,076	$12,074	$31,076

INSEEGO CORP.
Reconciliation of GAAP Net Loss to Non-GAAP Net Loss
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31, 2019		Year Ended December 31, 2019
	Net Income (Loss)	Income (Loss) Per Share	Net Income (Loss)	Income (Loss) Per Share
GAAP net loss	$(13,097)	$(0.16)	$(40,110)	$(0.51)
Adjustments:
Share-based compensation expense(a)	1,347	0.02	7,302	0.09
Purchased intangibles amortization(b)	1,339	0.01	5,418	0.07
Debt discount and issuance costs amortization	2,443	0.03	9,772	0.12
Restructuring charges, net of recoveries	10	—	60	—
Non-recurring legal and other expenses	—	—	1,470	0.02
Non-GAAP net loss	$(7,958)	$(0.10)	$(16,088)	$(0.21)

(a)	Includes share-based compensation expense recorded under ASC Topic 718.

(b)	Includes amortization of intangible assets purchased through acquisitions.

See “Non-GAAP Financial Measures” for information regarding our use of Non-GAAP financial measures.

INSEEGO CORP.
Reconciliation of GAAP Operating Costs and Expenses to Non-GAAP Operating Costs and Expenses
Three Months Ended December 31, 2019
(In thousands)
(Unaudited)

	GAAP	Share-based compensation expense (a)	Purchased intangibles amortization (b)	Restructuring charges, net of recoveries	Non-GAAP
Cost of net revenues	$37,302	$234	$493	$—	$36,575
Operating costs and expenses:
Research and development	8,525	233	—	—	8,292
Sales and marketing	8,145	330	—	—	7,815
General and administrative	6,231	550	—	—	5,681
Amortization of purchased intangible assets	846	—	846	—	—
Restructuring charges, net of recoveries	10	—	—	10	—
Total operating costs and expenses	$23,757	1,113	846	10	$21,788
Total		$1,347	$1,339	$10

(a)	Includes share-based compensation expense recorded under ASC Topic 718.

(b)	Includes amortization of intangible assets purchased through acquisitions.

See “Non-GAAP Financial Measures” for information regarding our use of Non-GAAP financial measures.

INSEEGO CORP.
Reconciliation of GAAP Operating Costs and Expenses to Non-GAAP Operating Costs and Expenses
Year Ended December 31, 2019
(In thousands)
(Unaudited)

	GAAP	Share-based compensation expense (a)	Purchased intangibles amortization (b)	Restructuring charges, net of recoveries	Non-recurring legal and other expenses	Non-GAAP
Cost of net revenues	$155,525	$1,133	$1,997	$—	$—	$152,395
Operating costs and expenses:
Research and development	23,853	1,548	—	—	—	22,305
Sales and marketing	28,914	1,669	—	—	—	27,245
General and administrative	27,267	2,952	—	—	1,470	22,845
Amortization of purchased intangible assets	3,421	—	3,421	—	—	—
Restructuring charges, net of recoveries	60	—	—	60	—	—
Total operating costs and expenses	$83,515	6,169	3,421	60	1,470	$72,395
Total		$7,302	$5,418	$60	$1,470

(a)	Includes share-based compensation expense recorded under ASC Topic 718.

(b)	Includes amortization of intangible assets purchased through acquisitions.

See “Non-GAAP Financial Measures” for information regarding our use of Non-GAAP financial measures.

INSEEGO CORP.
Reconciliation of GAAP Loss before Income Taxes to Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended December 31, 2019	Year Ended December 31, 2019
Loss before income taxes	$(13,354)	$(39,574)
Depreciation and amortization(a)	5,656	18,426
Share-based compensation expense(b)	1,347	7,302
Restructuring charges, net of recoveries	10	60
Non-recurring legal and other expenses	—	1,470
Interest expense, net(c)	5,045	20,381
Other income, net(d)	(417)	(351)
Adjusted EBITDA	$(1,713)	$7,714

(a)	Includes depreciation and amortization charges, including amortization of intangible assets purchased through acquisitions.

(b)	Includes share-based compensation expense recorded under ASC Topic 718.

(c)	Includes the amortization of debt discount and issuance costs related to the convertible senior notes and term loan.

(d)	Includes foreign currency transaction gains and losses, net of the gain on the sale of certain fixed assets.

See “Non-GAAP Financial Measures” for information regarding our use of Non-GAAP financial measures.

INSEEGO CORP.
Quarterly Net Revenues by Product Grouping
(In thousands)
(Unaudited)

	Three Months Ended
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
IoT & Mobile Solutions	$35,477	$45,926	$39,983	$32,781	$40,092
Enterprise SaaS Solutions	16,856	16,790	15,908	15,775	15,951
Total net revenues	$52,333	$62,716	$55,891	$48,556	$56,043